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                                   EXHIBIT 21

                                  Subsidiaries.

                                    THQ INC.


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ENTITY NAME                                              JURISDICTION
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
Pacific Coast Power and Light Company                    California
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THQ Entertainment GmbH                                   Germany
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T.HQ Deutschland GmbH (Formed on May 10, 1993)           Germany
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T.HQ International, Ltd.                                 United Kingdom
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THQ (Holdings) Ltd.                                      United Kingdom
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THQ France SARL                                          France
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Genetic Anomalies, Inc.                                  Delaware
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Volition, Inc.                                           Delaware
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THQ Asia Pacific Ltd. Pty.                               Australia
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Rainbow Multimedia Group, Inc.                           Delaware
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